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                                                           EXHIBIT 3.2



                                     BY-LAWS

                                       of

                             CELERITY SYSTEMS, INC.
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                             CELERITY SYSTEMS, INC.

                             A Delaware Corporation

                                     BY-LAWS

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                                    ARTICLE I

                                  STOCKHOLDERS

      Section 1.1  Annual Meeting.

      An annual meeting of stockholders for the purposes of electing directors and of transacting such other business as may come before it shall be held on such date and time as shall be designated from time to time by the Board of Directors or the President, either within or without the State of Delaware, as may be specified by the Board of Directors.

      Section 1.2  Special Meetings.

      Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, if any, the President, the Secretary, or a majority of the Board of Directors, at such time and place either within or without the State of Delaware as may be stated in the notice. A special meeting of stockholders shall be called by the President or the Secretary upon the written request, stating time, place, and the purpose or purposes of the meeting, of stockholders who together own of record 10% of the outstanding stock of all classes entitled to vote at such meeting.


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      Section 1.3 Notice of Meetings.

      Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary, or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.

      Section 1.4 Quorum.

      Except as otherwise provided by law or in the Certificate of Incorporation or these ByLaws, at any meeting of stockholders, the holders of a majority of the Corporation's shares of one or more classes or series that are entitled to vote and be counted together collectively at a meeting of stockholders (a "voting group"), present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of that voting group. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-Laws until a quorum shall attend.

      Section 1.5 Adjournment.

      Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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      Section 1.6 Organization.

      The Chairman of the Board, if any, or in his absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all Vice Presidents.

      The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

      Section 1.7 Voting.

      Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws and except for the election of directors, at any meeting of stockholders duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation or a voting group entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting of stockholders or a voting group duly called and held for the election of directors at which a quorum is present, those directors receiving a plurality of the votes cast by the holders (acting as such) of shares of any voting group entitled to elect directors as a voting group shall be elected.

      Section 1.8 Action Without a Meeting.

      The stockholders may take any action required or permitted to be taken by them without a meeting unless otherwise prohibited by law or the Certificate of Incorporation.


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      Section 1.9 List of Stockholders.

      A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by the transfer agent, shall be available for inspection by any stockholders beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The list of stockholders shall be alphabetical by voting group (and within each voting group by class or series of shares) and show the address and number of shares held by each stockholder.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 2.1 Number and Term of Office.

      The business, property, and affairs of the Corporation shall be managed by or under the direction of a board of at least one director; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized numbers of directors, may increase or decrease the number of directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article IV) until the next succeeding annual meeting of stockholders and until his respective successor is elected and qualified.

      Section 2.2 Chairman of the Board.

      The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board.


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      Section 2.3 Meetings.

      Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

      Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the President, or by any two of the directors then in office.

      Section 2.4 Notice of Special Meetings.

      The Secretary, or, in his absence, any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least five days before the meeting, or by telex, telecopy, telegraph, cable or overnight courier at least three days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

      Section 2.5 Quorum and Organization of Meetings.

      A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, if any, or in his absence, by the President, or in the absence of both by such other person as the directors may select. The


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Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 2.6 Committees.

      The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority expressly granted to the Board of Directors by the Corporation's Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State


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of Delaware, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these By-Laws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Each committee which may be established by the Board of Directors pursuant to these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

      Section 2.7 Action Without Meeting.

      The Board of Directors or any committee designated by the Board may take any action required or permitted to be taken by them without a meeting unless otherwise prohibited by law or the Certificate of Incorporation.

      Section 2.8 Telephone Meetings.

      Nothing contained in these By-laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


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                                   ARTICLE III

                                    OFFICERS

      Section 3.1 Executive Officers.

      The executive officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Treasurer, Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

      Section 3.2 Powers and Duties.

      The Chairman of the Board, if any, or, in his absence, the Chief Executive Officer, or in his absence, the President, shall preside at all meetings of the stockholders and of the Board of Directors. The Chief Executive Officer shall be the chief executive officer of the Corporation. In the absence of the Chief Executive Officer, the President and, in the absence of the President, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the Chief Executive Officer. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.


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                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS, AND VACANCIES

      Section 4.1 Resignations.

      Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

      Section 4.2 Removals.

      The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause, from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

      Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

      Section 4.3 Vacancies.

      Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from any increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified; or, if the person so chosen is a


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director elected to fill a vacancy, he shall (subject to the provisions of this
Article IV) hold office for the unexpired term of his predecessor. If the vacant office was held by a director elected by a voting group of stockholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by stockholders.

                                    ARTICLE V
                                  CAPITAL STOCK

      Section 5.1 Stock Certificates.

      The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors.

      Section 5.2 Transfer of Shares.

      Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

      Section 5.3 Fixing Record Date.

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty


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nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

      Section 5.4 Lost Certificates.

      The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

      Section 5.5 Regulations.

      The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.


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                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.1 Corporate Seal.

      The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Delaware".

      Section 6.2 Fiscal Year.

      The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

      Section 6.3 Notices and Waivers Thereof.

      Wherever any notice whatever is required by law, the Certificate of Incorporation, or these By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, telex, telecopy, telegraph, cable or overnight courier addressed to such address as appears on the books of the Corporation. Any notice given by telex, telecopy, telegraph or cable shall be deemed to have been given when it shall have been delivered for transmission, and any notice given by mail or overnight courier shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid or given to such courier service, as applicable.

      Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.


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      Section 6.4 Stock of Other Corporations or Other Interests.

      Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors, the Chief Executive Officer, or the President, shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation owns or holds shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chief Executive Officer, the President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by the Corporation.

                                   ARTICLE VII

                                   AMENDMENTS

      The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the By-laws of the Corporation by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the By-Laws by vote of not less than a majority of the entire Board. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.


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                                  ARTICLE VIII

                                PROVISIONS OF LAW

      The By-Laws shall be subject to such provisions of the statutory and common laws of the State of Delaware as may be applicable to corporations organized under the laws of the State of Delaware. References herein to provisions of law shall be deemed to be references to the aforesaid provisions of law unless otherwise explicitly stated. All references in the By-Laws to such provisions of law shall be construed to refer to such provisions as from time to time amended.

                                   ARTICLE IX

                          CERTIFICATE OF INCORPORATION

      The By-Laws shall be subject to the Certificate of Incorporation of the Corporation. All references in the By-Laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended.


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